EXHIBIT 10

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of our report dated May 11, 1999, relating to the financial statements and financial highlights appearing in the March 31, 1999 Annual Report to Shareholders of the Nomura Pacific Basin Fund, Inc., which also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectus and under the heading "Independent Accountants" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
May 26, 1999